UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
February 12, 2014

Remy International, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-13683	35-1909253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Corporation Drive
Pendleton, IN 46064
(Addresses of principal executive offices, including zip code)

(765) 778-6499
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On February 12, 2014, Remy International, Inc. (the "Company") issued an earnings release announcing its financial results for its fourth quarter and year ended December 31, 2013.

In the earnings release, the Company uses Adjusted EBITDA, a non-U.S. GAAP financial measure, which adjusts for factors that are unusual, non-recurring or unpredictable. The Company’s management believes the presentation of the non-U.S. GAAP financial measure presented provides useful information to investors regarding the Company's results of operations as it allows investors to better evaluate ongoing business performance. The Company’s management also uses the non-U.S. GAAP financial measure internally to monitor performance of the business. The Company cautions investors to consider this non-U.S. GAAP financial measure in addition to, and not as a substitute for, financial measures prepared in accordance with U.S. GAAP.

A copy of the earnings release is attached as Exhibit 99.1.

The information included in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to the liabilities of that Section. The information included in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release, dated February 12, 2014, announcing Remy International, Inc.'s Fourth Quarter and Full Year 2013 Results

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Remy International, Inc.
Date: February 12, 2014	By:	/s/ Fred Knechtel
		Name:	Fred Knechtel
		Title:	Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Press release, dated February 12, 2014, announcing Remy International, Inc.'s Fourth Quarter and Full Year 2013 Results